Exhibit 23.2


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Arizona Aircraft Spares - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated August 25, 2003 in Arizona Aircraft Spares's Annual Report on Form 10-KSB for the year ended December 31, 2003 and to all references to our firm included in this Registration Statement.

                                       Sincerely,


Tucson, AZ                             /s/  David L. Shorey
August 16, 2004                        David L. Shorey, Certified Public
                                       Accountant